                                SERVICES AGREEMENT

     This Services Agreement is made as of the 29th day of July, 1998 between DIGITAL RIVER, INC., a Delaware corporation ("DRI") and TECH SQUARED, INC., a Minnesota corporation ("T2").

                                    RECITALS

     The parties desire that T2 provide certain services to DRI, and T2 is willing to provide such services on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1.   ADMINISTRATIVE SERVICES.

     T2 currently makes available to DRI the services of its Director of Finance, Stanley Y. Tenenbaum (the "Administrative Services"). In consideration for such Administrative Services, DRI agrees to reimburse T2 an amount equal to eighty percent (80%) of Mr. Tenenbaum's salary and benefits regularly paid by T2 in consideration for eighty percent (80%) of his salaried time spent providing Administrative Services to DRI.

     2.   FULFILLMENT SERVICES.

     During the term of this Services Agreement, T2 shall provide to DRI the fulfillment services (the "Fulfillment Services") set forth in the proposal attached hereto as SCHEDULE 1. In consideration for such services, DRI agrees to reimburse T2 the amounts set forth in SCHEDULE 1. SCHEDULE 1 shall be subject to adjustment by mutual agreement.

     3.   PERFORMANCE OF SERVICES.

          A. T2 shall not be obligated to acquire new or additional assets or hire new or additional employees to perform the Administrative Services and Fulfillment Services described above (collectively, the "Services"). T2 may not contract with one or more third parties for the performance of all or any part of the Services.

          B. Each party shall provide to the other party on a timely basis any and all information which is necessary for T2 to provide the Services as set forth herein. Neither party shall have any right to obtain any confidential or proprietary information of the other party as the result of the Services provided hereunder, and any such information so obtained shall be treated in accordance with Section 7.

     4.   PERFORMANCE AND LIMITATION OF SERVICES.

          A. T2 shall provide the Services at a comparable level to that provided for its internal operations. In addition, T2 shall be required to provide the Services only as reasonably appropriate and shall not be required to provide a level of service which is materially higher than that currently provided by T2 for its internal operations or as contemplated by T2's operating budget.

          B. T2 shall not be required to perform any Services, to the extent such Services would result in the breach of any license or other applicable contract by which it is bound. If T2 believes it is unable to provide any Services pursuant to the foregoing, T2 shall use reasonable efforts to obtain the rights necessary to provide such Services, including obtaining any appropriate consents from third parties. DRI shall be responsible for all additional costs and expenses incurred by T2 in order to allow T2 to provide such Services.

          C. T2 shall not be required to provide any Services to the extent the performance of such Services becomes impracticable as a result of a cause or causes outside T2's reasonable control or to the extent the performance of such Services would require it to violate any applicable laws, rules or regulations.

          D. T2 MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND T2 SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER.

     5.   PAYMENT.

     T2 shall submit to DRI a monthly invoice for reimbursement for the Services performed by T2 during the prior month under this Services Agreement. The invoice shall be payable to T2 on or prior to the 10(th) day following receipt of invoice.

     6.   TERM.

          A. Unless terminated earlier as provided in this Section 6, this Services Agreement shall terminate on December 31, 1998 (the "Termination Date"). The Termination Date shall be automatically extended for successive one year periods unless written notice of termination is given by the terminating party to the other party at least thirty days in advance of the next Termination Date.

          B. This Services Agreement may be terminated upon thirty days' notice by the mutual consent of the parties.

          C. Either party may terminate this Services Agreement if the other party is in material default under this Services Agreement and fails to correct such default within thirty days after receiving written notice of such default.


     7.   INDEMNIFICATION.

          A. DRI shall indemnify and hold harmless T2, its affiliates, and their officers, directors, employees, and agents from and against all claims, liabilities, obligations, suits, causes of action, or expenses (including reasonable attorneys' fees) (collectively "Claims") claimed to have resulted, directly or indirectly, from or in connection with the performance of the Services; provided, however, that DRI shall not be required to indemnify or hold harmless T2 to the extent the Claims are caused by the negligence or willful misconduct of T2.

          B. T2 shall indemnify and hold harmless DRI, its affiliates, and their officers, directors, employees, and agents from and against all Claims claimed to have resulted, directly or indirectly, from or in connection with the performance of the Services; provided, however, that T2 shall not be required to indemnify or hold harmless DRI to the extent the Claims are caused by the negligence or willful misconduct of DRI.

          C. Any indemnitee shall provide written notice to the indemnifying party of any Claims with respect to which it seeks indemnification, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnitee. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such claim made by an indemnified party without the indemnifying party's consent (such consent not to be unreasonably withheld or delayed). No indemnified party will be subject to any liability for any settlement of such Claims made by the indemnifying party without such party's consent (such consent not to be unreasonably withheld or delayed), and such settlement shall include an unconditional release of all indemnitees from all liability on such claims. If an indemnified party desires to retain separate counsel, such indemnified party shall have the right to do so, but the indemnifying party will not be obligated to pay the fees and expenses of such separate counsel. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand and to engage in no action that would result in or increase liability on the part of another party.

          D. Claims reimbursable hereunder shall not include any losses or expenses covered by the indemnitee's insurance.

          E. The provisions of this Section 7 shall survive termination of the Services Agreement.

     8.   CONFIDENTIALITY.

          A. Except as expressly provided herein, DRI and T2 agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information or otherwise disclose and shall not use for any purpose any information furnished to it by the other party pursuant to this Services Agreement, except to the extent that it can be established by the receiving party by competent proof that such information:



               (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

               (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Services Agreement;

               (iv) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or

               (v) was developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

          B. Notwithstanding the foregoing, a party hereto may nevertheless disclose the other party's information to the extent such disclosure is reasonably necessary in complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, provided that if a party is required to make any such disclosure of another party's secret or confidential information it will give reasonable advance notice to the other party and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

     9.   MISCELLANEOUS.

          A. NOTICES. All notices required or permitted to be given under this Services Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, forty-eight hours after mailed as evidenced by the postmark at the point of mailing.

          All notices to T2 shall be addressed as follows:

          Tech Squared, Inc.
          5198 West 76(th) Street
          Edina, MN 55439
          Attention:  President
          Facsimile:  (612) 837-8968

          All notices to DRI shall be addressed as follows:

          Digital River, Inc.
          5198 West 76(th) Street
          Edina, MN 55439
          Attention:  President
          Facsimile:  (612) 830-1154

          Either party may, by written notice to the other, designate a new address or number to which notices to the party giving the notice shall thereafter be mailed or sent.

          B. FORCE MAJEURE. T2 shall not be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that T2 uses its reasonable best efforts to overcome the same.

          C. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING

FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 9(C) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATION OF EITHER PARTY.

          D. ENTIRE AGREEMENT. This Services Agreement constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof and thereof. No amendment, modification or alteration of the terms or provisions of this Services Agreement shall be binding unless the same shall be in writing and duly executed by the party against whom such amendment, modification or alteration is asserted.

          E. MODIFICATIONS AND WAIVERS. Any of the terms or conditions of this Services Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Services Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar) or of the same provision in respect of a subsequent event.

          F. SEVERABILITY. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be thereafter amended by the parties hereto such that it is hereafter legal, valid and enforceable and gives effect to the intention of the parties, but in any event the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Services Agreement.

          G. GOVERNING LAW. This Services Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and performed in such jurisdiction.

          H. ASSIGNMENT. Neither T2 nor DRI shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Services Agreement without the prior written consent of the other party, except that either may assign this Services Agreement without such consent to an entity that acquires all or substantially all of the assets or business of such party, whether by sale, merger or otherwise. The terms and conditions of this Services Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

          I. COUNTERPARTS. This Services Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          J. HEADINGS. The headings of this Services Agreement are included for convenience only and shall not be deemed to constitute part of this Services Agreement or to affect the construction hereof.

     This Services Agreement is executed by the parties as of the date indicated above.

TECH SQUARED, INC.                           DIGITAL RIVER, INC.

/s/ Richard J. Apple                         /s/ Joel A. Ronning
----------------------------                 -----------------------------
Richard J. Apple                             Joel Ronning
Chief Executive Officer                      President and Chief
                                             Executive Officer

                                    SCHEDULE 1

                     PROPOSAL BETWEEN DIGITAL RIVER, INC. AND
                    TECH SQUARED, INC. FOR PHYSICAL INVENTORY
                            FULFILLMENT REVENUE SPLIT

     This Agreement is made as of September 19, 1997, between Digital River, Inc. ("DR") and Tech Squared, Inc. ("T2").

1.   PURPOSE

     DR wishes to distribute physical inventory ("Inventory") to dealers and end user customers (the "Customers") for itself and on behalf of its clients. T2 has agreed to assist DR in the management and distribution of the Inventory.

2.   SERVICES

     Services began in earnest August 1, 1997.

3.   Term of Agreement

     The agreement will be for a term initially ending December 31, 1998. There will be a 90-day probation period to determine the appropriateness of the initial revenue split as outlined below to ensure that both DR and T2 are satisfied with the matching of revenue/fees with the related expense. The agreement will be automatically renewed for successive one year terms unless notice is given by either party 90 days prior to the anniversary date.

4.   Responsibilities of DR

     DR will enter into the T2 system all orders to be distributed by T2 and collect all payments from the Customers. DR will indicate on the purchase order from where the Inventory is to be taken; either from DR consigned inventory, DR owned inventory, T2 owned inventory or a third party (i.e. Ingram, etc.).

     DR will order or request Inventory that is in the DR consigned inventory or DR owned inventory based on its needs and with stock reports from T2.

     DR will provide inventory information (i.e., description, SKU #, weight, etc.) for new Inventory items to T2 so that its system can be updated to manage the Inventory.

5.   Responsibilities of T2

     T2 will establish on its FACTS system, the capability to manage DR Inventory including setting up part numbers, segmenting the Inventory into separate warehouses (i.e. DR consigned and DR owned) and creating a special DR branch for reporting and reconciling purposes.

     T2 will provide a FACTS system connection to DR to allow DR to enter orders directly to the system.

     T2 will provide space for storage of Inventory in its warehouse that is segregated from T2 inventory.

     T2 will secure the Inventory and be responsible for any loss or spoilage.

     T2 will receive Inventory on DR's behalf, recording it to the proper warehouse in the FACTS system and forwarding the appropriate paperwork to DR for its accounting purposes.

     T2 will, upon receipt of an order placed by DR, either ship the item per the invoice or purchase the item and order it to be drop shipped. T2 will purchase and use DR imprinted invoices and non-descript boxes or other shipping material. T2 will properly update the FACTS system for Inventory shipped.

     T2 will accept returns of Inventory and update the FACTS system, issuing credit memo where appropriate.

     T2 will provide appropriate accounting and status reports to DR at least monthly and by no later than four business days after the end of a month.

6.   Payments from DR to T2 and T2 to DR

     Payments owing between DR and T2 will be paid monthly after the close of accounting for the month but not later than the 10(th) workday of the following month. Payments will be based on the following table:

            -------------------------------------------------------------------
                                       INVENTORY FROM:
            -------------------------------------------------------------------
            DIGITAL
ORDERED     ORDER (T2/DR  HARD  GOODS   HARD  GOODS                T2 DROP
FROM        SPLIT)        DR OWN        DR CONSIGN   T2 OWNED      SHIP
-------------------------------------------------------------------------------
Digital     0%/100%       Transaction   Same as DR   50/50 split   50/50 split
River/3(rd)               fee as        Own          of GM $       of GM $
Party                     agreed by
Hosts                     DR and T2
-------------------------------------------------------------------------------
Tech        15%/15-30%    50/50 Split   50/50 split  100%/0%       (T2 Same as
Squared     of rev        of GM $       of GM $      process       T2 owned
Web Site                                             credit
(DTP)                                                card)
-------------------------------------------------------------------------------

     Summary of relationship:

     -    T2 pays DR for Hosting Site

     -    DR pays T2 for storage (per pallet space)

     -    T2 to calculate per order fulfillment cost (estimate is $3.35/order)

     -    Benefits of DR/T2 fulfillment relationship:

     DR gets:  Warehousing of goods used in other Vendor/Host relationships

               Fulfillment services from T2

               Inventory management; receiving/inventory/cycle counts

               Access to T2 products and pricing

               Access to T2 vendors (e.g., Ingram)

     T2 gets:  Web Site Host

               Access to DR Products

               Developed Commerce System and related technology

               Incremental DR Revenue

               Vendor spin

7.   Termination

     Either party can terminate this agreement pursuant to Section 3 or immediately for gross negligence.